AGREEMENT

This Agreement is made by and between Celldonate Inc. ("CUSTOMER"), with its principal place of business at 325 - 1130 West Pender Street, Vancouver  and Caring Capital Corporation ("FACILITATOR") with its principal place of business at 305 - 1130 West Pender Street, Vancouver.

WHEREAS, CUSTOMER desires to retain FACILITATOR to Facilitate the Technology Development (the "Project") for CUSTOMER as described in the Work Plan (as defined in Section I below);

WHEREAS, FACILITATOR desires to undertake the Project and agrees to do so under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

Section 1.  Work Plan. FACILITATOR has prepared a Work Plan for the Project, which includes the following:

(a)	the Hiring and Payment of Development Contractors;

(b)	the Hiring and Payment of Development Personnel;

(c)	the Payment of costs involved with the development; and

(d)	a timely reimbursement invoice to CUSTOMER ..

Section 2. Payment. The price for the Project shall be 1500 USD per month and reimbursement of expenses made on behalf of CUSTOMER. The FACILITATOR can at its sole discretion postpone invoices to a later stage of the technology development. At the conclusion of the project an additional 10% of the total invoices shall be due in convertible equity, kept in Convertible Notes at a share price valid on the date of this contract.

Section 3. Changes in Workplan. If at any time following acceptance of the Work Plan, CUSTOMER should desire to change the specifications or other elements of the Work Plan, CUSTOMER shall submit to FACILITATOR a written proposal specifying such changes. FACILITATOR shall evaluate each such proposal and shall submit to CUSTOMER a written response within five (5) working days following receipt thereof. FACILITATOR’s response shall include a statement of the availability of personnel and resources, as well as the effect the proposed changes will have on the price, delivery dates or warranty provisions of this Agreement.

Any changes to the Work Plan shall be evidenced by a "Work Plan Amendment." The Work Plan Amendment shall be signed by authorized representatives of FACILITATOR and CUSTOMER, and shall be deemed a part of this Agreement. If FACILITATOR does not approve the Work Plan Amendment, he shall not be obligated to perform any additional services hereunder.

Section 4. Authority. FACILITATOR and CUSTOMER each hereby represent and warrant that the execution, delivery and performance of this Agreement has been duly authorized and that the Agreement is a legal, valid and binding agreement of Web Designer and Customer, enforceable in accordance with its terms. Web Designer and Customer further represent that this Agreement does not breach or violate any agreement to which it is a party or to which it is bound.

Section 5. Rights to Work Product. FACILITATOR hereby acknowledges that the Deliverables and any other documentation, materials or intellectual property hereunder (collectively, the "Work Product") are works which have been specially commissioned by CUSTOMER and are "work made for hire" for CUSTOMER and CUSTOMER shall own all right, title, and interest therein. CUSTOMER shall be considered the author of the Work Product for purposes of copyright and shall own all the rights in and to the copyright of the Work Product and, as between CUSTOMER and FACILITATOR, only CUSTOMER shall have the right to obtain a copyright registration on the same which CUSTOMER may do in its name, its trade name or the name of its nominee(s). Accordingly, among other things, CUSTOMER is the author and owner of the Work Product and shall have the sole and exclusive rights to do and authorize any and all of the acts set forth in Section 106 of the Copyright Act with respect to the Work Product and any derivatives thereof, and to secure any and all renewals and extensions of such copyrights. To the extent FACILITATOR does not own such Work Product as a work made for hire, FACILITATOR hereby assigns, transfers, releases and conveys to Customer all rights, title and interest to such Work Product, including but not limited to all other patent rights, copyrights, and trade secret rights.

Section 6.  Confidentiality.

(a)
Confidential Information: For purposes of this Agreement, the term "Confidential Information" means all information that is not generally known by the public and that: (i) is obtained by FACILITATOR from CUSTOMER, or that is learned, discovered, developed, conceived, originated, or prepared by FACILITATOR during the process of performing this Agreement, and (ii) relates directly to the business or assets of Customer. The term "Confidential Information" shall include, but shall not be limited to: inventions, discoveries, trade secrets, and know-how; computer software code, designs, routines, algorithms, and structures; product information; research and development information; lists of clients and other information relating thereto; financial data and information; business plans and processes; and any other information of CUSTOMER that CUSTOMER informs FACILITATOR, or that FACILITATOR should know by virtue of its position, is to be kept confidential.

(b)
Obligation of Confidentiality: During the term of this Agreement, and at all times thereafter, FACILITATOR agrees that he will not disclose to others, use for his own benefit or for the benefit of anyone other than CUSTOMER, or otherwise appropriate or copy, any Confidential Information, whether or not developed by FACILITATOR, except as required in the performance of its obligations to CUSTOMER hereunder. The obligations of FACILITATOR under this paragraph shall not apply to any information that becomes public knowledge through no fault of FACILITATOR.

Section 7.  Term of Agreement. This Agreement commences on the date it is executed and shall continue until full performance by both parties, or until earlier terminated by one party under the terms of this Agreement.

Section 8.  Termination of Agreement. This Agreement may be terminated by CUSTOMER at its sole election upon thirty (30) days prior written notice to FACILITATOR. Upon such termination, all amounts owed to FACILITATOR under this Agreement for completed work in accordance with the Work Plan shall become due and payable. At such time, FACILITATOR shall deliver all completed work to CUSTOMER.

If this Agreement is terminated by FACILITATOR because of CUSTOMER’s default of his obligations hereunder, CUSTOMER may, after thirty (30) days written notice to FACILITATOR and a reasonable opportunity to cure:

(a)
require FACILITATOR to immediately deliver to CUSTOMER all Work Product developed by FACILITATOR under this Agreement and pay FACILITATOR all amounts owed for the work performed under this Agreement and accepted by CUSTOMER, whereupon Customer shall have complete right, title and interest in such work and all rights, permissions and licenses granted to CUSTOMER by FACILITATORner under this Agreement shall continue, in perpetuity as royalty-free and fully paid rights; or

(b)	pursue all legal and equitable remedies against FACILITATOR.

If FACILITATOR terminates this Agreement because of CUSTOMER’s default, after a thirty (30) day written notice to CUSTOMER and an opportunity to cure, FACILITATOR may require:

(a)
Customer to pay all amounts then due to FACILITATOR under this Agreement for any work which has been completed and accepted by CUSTOMER, whereupon Customer shall have complete right, title and interest in such work and all rights and licenses granted to CUSTOMER by FACILITATOR under this Agreement shall survive as royalty free and fully paid-up; and

(b)	pursue all legal and equitable remedies against CUSTOMER.

Section 9.  General Provisions.

(a)
Complete Agreement: This Agreement together with all exhibits, appendices or other attachments, is the sole and entire Agreement between the parties relating to the subject matter hereof. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of this Agreement and any attached exhibits, appendices or other materials, this Agreement shall take precedence.

(b)	Modification to Agreement: Modifications and amendments to this Agreement shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

(c)	Waive: No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent is in writing and signed by the party claimed to have waived or consented.

(d)
Reasonable Costs: In the event of any controversy concerning or related to this Agreement or the performance of this agreement, the prevailing party shall be entitled to recover its reasonable expenses (including reasonable attorneys' fees) incurred in resolving such controversy, in addition to any other relief that may be available.

(e)
Severability: If any provision of this Agreement is held invalid, void or unenforceable under any applicable statute or rule of law, it shall to that extent be deemed omitted, and the balance of this Agreement shall be enforceable in accordance with its terms.

(f)
Bankruptcy. If either party hereto (a) shall be adjudicated a bankrupt or an order appointing a receiver of it or of the major part of its property shall be made, or an order shall be made approving a petition or answer seeking its reorganization under any applicable bankruptcy law, and in any such case shall not be stayed within 10 days, or (b) shall institute proceedings for a voluntary bankruptcy or apply for or consent to the appointment of a receiver of itself or its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, for the purpose of seeking a reorganization under the federal bankruptcy laws or otherwise, then in any one or more of such events listed in (a) or (b) above, the other party may terminate this agreement by giving at least 10 days prior notice.

Each party represents and warrants that on this date they are duly authorized to bind their respective principals by their signatures below.

FACILITATOR:	CUSTOMER:

Caring Capital Corporation	Celldonate Inc

By: David Strebinger	By: Michael Palethorpe
Title: CEO	Title: Director

Date: August 15, 2006	Date August 15, 2006

Signature: /s/ David Strebinger	Signature: /s/ Michael Palethorpe